Exhibit 10.24

Amendment to

INSIDER LETTER

This AMENDMENT TO THE INSIDER LETTER (the “Amendment”), dated as of May ___, 2021, by and among RODGERS SILICON VALLEY ACQUISITION CORP., a Delaware corporation (“Company”) and each stockholder identified on the signature pages hereto. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Insider Letter, dated as of December 1, 2020 (the “Insider Letter”), by and among the Company, the Sponsor and the Insiders.

W I T N E S S E T H :

A.	The Company, the Sponsor and the Insiders entered into the Insider Letter.

B.	The Company, the Sponsor and the Insiders desire to make an amendment to the Insider Letter as set forth in this Amendment.

The parties hereto accordingly agree as follows:

1.	Amendment.

Section 7.(a) of the Insider Letter is hereby deleted and the following is inserted in its place:

“7. (a) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Company’s initial Business Combination, (x) if the last reported sale price of the Common Stock equals or exceeds $14.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).”

2.            No Other Amendments. Except for the amendments expressly set forth in this Amendment, the Insider Letter shall remain unchanged and in full force and effect.

3.            Entire Agreement. The Insider Letter (as amended by this Amendment), sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof or thereof, other than those expressly set forth in the Insider Letter (as amended by this Amendment). The Insider Letter (as amended by this Amendment) supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein.

4.            Governing Law. This Amendment shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties hereby agrees that any action, proceeding, or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such personal jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

5.            Severability. A determination by a court or other legal authority of competent jurisdiction that any provision of this Amendment is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties hereto shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

6.            Counterparts; Facsimile Signatures. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Amendment shall become effective upon delivery to each party hereto an executed counterpart or the earlier delivery to each party hereto an original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

7.            Captions. Captions are not a part of this Amendment, but are included for convenience, only.

8.            Further Assurances. Each party hereto shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

SPONSOR

Rodger Capital, LLC

By:
Name: Thurman J. Rodgers
Title: Manager

INSIDERS

Name: Emmanuel T. Hernandez

Name: Lisan Hung

Name: Steven J. Gomo

Name: John D. McCranie

Name: Joseph I. Malchow

ACKNOWLEDGED AND AGREED:

RODGERS SILICON VALLEY ACQUISITION CORP.

Name: Thurman J. Rodgers